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BANC ONE CORPORATION and Subsidiaries                                EXHIBIT 12
Statement Regarding Computation of Ratio of Earnings to Fixed Charges
$(thousands)

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
                                            NINE MONTHS ENDED                           Years Ended
                                              SEPTEMBER 30,                             December 31,
                                        -----------------------------------------------------------------------------------
                                            1995        1994   |    1994        1993        1992        1991       1990
                                        -----------------------------------------------------------------------------------
Calculation excluding interest on
deposits:

    Earnings
       Income before income taxes and
           change in accounting
           principle and equity in
           earnings of Bank One, Texas,
           NA (1)                         $1,432,493  $1,431,980  $1,518,852  $1,770,712 $1,341,249    $928,947    $727,310
       Fixed charges                         537,287     452,190     633,569     348,327    321,402     419,274     467,263
       Less:  Capitalized interest           (1,183)       (740)     (1,000)       (652)    (1,199)     (1,732)     (2,181)
                                             -------       -----     -------       -----    -------     -------     -------
       Earnings                           $1,968,597  $1,883,430  $2,151,421  $2,118,387 $1,661,452  $1,346,489  $1,192,392
                                          ==========  ==========  ==========  ========== ==========  ==========  ==========
    Fixed Charges:
       Interest expense, including
           interest factor of
           capitalized leases and
           amortization of deferred debt
           expenses                         $497,983    $411,903    $575,734    $298,857   $278,615    $379,708    $433,953
       Portion of rental payments under
           operating leases deemed to be
           interest                           39,304      40,287      57,835      49,470     42,787      39,566      33,310
                                              ------      ------      ------      ------     ------      ------      ------
       Fixed charges                        $537,287    $452,190    $633,569    $348,327   $321,402    $419,274    $467,263
                                            ========    ========     =======     =======    =======     =======     =======


    Ratio of earnings to fixed charges
       excluding interest on deposits:         3.66x       4.17x       3.40x       6.08x      5.17x       3.21x       2.55x
Calculation including interest on
deposits:
    Earnings:
       Income before income taxes and
           change in accounting
           principle and equity in
           earnings of Bank One, Texas,
           NA (1)                         $1,432,493  $1,431,980  $1,518,852  $1,770,712 $1,341,249    $928,947    $727,310
       Fixed charges                       2,252,036   1,637,070   2,307,832   1,826,018  2,318,274   2,955,918   3,115,412
       Less:  Capitalized interest           (1,183)       (740)     (1,000)       (652)    (1,199)     (1,732)     (2,181)
                                             -------       -----     -------       -----    -------     -------     -------
       Earnings                           $3,683,346  $3,068,310  $3,825,684  $3,596,078 $3,658,324  $3,883,133  $3,840,541
                                          ==========  ==========   =========   =========  =========   =========   =========
    Fixed charges:
       As detailed above                    $537,287    $452,190    $633,569    $348,327   $321,402    $419,274    $467,263
       Interest on deposits                1,714,749   1,184,880   1,674,263   1,477,691  1,996,872   2,536,644   2,648,149
                                           ---------   ---------   ---------   ---------  ---------   ---------   ---------
       Fixed charges                      $2,252,036  $1,637,070  $2,307,832  $1,826,018 $2,318,274  $2,955,918  $3,115,412
                                          ==========  ==========   =========   =========  =========   =========   =========


    Ratio of earnings to fixed charges
       including interest on deposits          1.64x       1.87x       1.66x       1.97x      1.58x       1.31x       1.23x

(1)Results of Bank One, Texas, NA are consolidated beginning October 1, 1991.
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